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                                                                    EXHIBIT 99.1


[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
Contact:                                               Baker Hughes Incorporated
Gary R. Flaharty (713) 439-8039                                    P.O. Box 4740
gary.flaharty@bakerhughes.com                          Houston, Texas 77210-4740
Kyle J. Leak (713) 439-8042
kyle.leak@bakerhughes.com


Baker Hughes Enters Into $500 Million Revolving Credit Facility


HOUSTON, Texas - July 7, 2003. Baker Hughes Incorporated (BHI - NYSE, PCX, EBS) announced today that it has entered into a $500 million three-year revolving credit facility arranged by Bank of America and a syndicate of 12 other financial institutions. The facility will be used for commercial paper backup and general corporate purposes.

The facility has an effective date of July 7, 2003 and will mature on July 7, 2006. The facility replaces an aggregate of $594 million in credit lines provided by various financial institutions which were scheduled to mature in September 2003 ($56 million) and October 2003 ($538 million).

Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.



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                       NOT INTENDED FOR BENEFICIAL HOLDERS



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